UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 2, 2005

Blackboard Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50784	52-2081178
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1899 L Street NW, 5th Floor, Washington, District of Columbia		20036
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-463-4860

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01. Entry into a Material Definitive Agreement.

On May 2, 2005, the Compensation Committee of the Board of Directors of Blackboard Inc. (the "Company") took the following actions:

APPROVAL OF PERFORMANCE MEASURES FOR 2005 BONUSES

The Compensation Committee approved the performance measures on which the bonuses for fiscal year 2005 of the Company's named executive officers would be based. The target bonus amounts for certain named executive officers were previously approved by the Board of Directors and filed with the SEC on March 1, 2005 as Exhibit 10.8 to the Company’s Annual Report on Form 10-K. The actual bonus amount earned by each named executive officer for fiscal 2005 will be calculated based on company performance measures described below and, in the case of certain named executive officers, on individual performance measures in the proportions set forth below.

Michael Chasen
Company Performance Component: 100%
Individual Performance Component: 0%

Matthew Pittinsky
Company Performance Component: 100%
Individual Performance Component: 0%

Peter Repetti
Company Performance Component: 75%
Individual Performance Component: 25%

Todd Gibby
Company Performance Component: 75%
Individual Performance Component: 25%

Matthew Small
Company Performance Component: 65%
Individual Performance Component: 35%

The company performance component is based on total revenues (20%), pre-tax earnings (40%) and contract value plus non-ratable deferred revenue (40%). Contract value is an estimate of annualized recurring ratable revenues under existing contracts with clients. In the event of the occurence of non-ordinary course events which impact the foregoing company performance measures, such measures may be adjusted as determined appropriate in the circumstances by the Compensation Committee or the Board of Directors. The individual performance component is based on criteria established by the Compensation Committee in consultation with the CEO. The Compensation Committee and the Board of Directors each retain the authority to approve discretionary supplemental bonuses as warranted by the achievement of the Company milestones or by individual or team contributions.

COMPENSATION ARRANGEMENTS FOR TODD GIBBY

The Compensation Committee approved an increase in the annual base salary for Todd Gibby to $200,000, retroactive to April 1, 2005, and a target bonus for fiscal 2005 of 50% of base salary. The Compensation Committee also approved the terms of an employment agreement with Mr. Gibby providing for, among other provisions, an initial salary and target bonus as noted above. The agreement also provides for the payment of 9 months severance pay in the event of a material failure by the Company to perform its duties under the agreement, termination by the Company without cause, termination by Mr. Gibby following relocation without Mr. Gibby's consent or a material diminuation of compensation, duties or responsibilities following certain corporate transactions, or for non-renewal of the agreement by the Company. The agreement has an initial term expiring on June 30, 2006 with automatic renewal for one year terms thereafter unless either party gives notice of its intent not to renew.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blackboard Inc.

May 6, 2005	By:	/s/ Matthew Small

Name: Matthew Small
Title: Senior Vice President, Legal and General Counsel